EXHIBIT 10.19

INKTOMI CORPORATION

1998 NONSTATUTORY STOCK OPTION PLAN
(Amended March 29, 2000, May 15, 2000 and September 12, 2000)

        1.  Purposes of the Plan. The purposes of this Nonstatutory Stock Option Plan are:

    to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants, and to promote the success of the Company’s business.

        Options granted under the Plan will be Nonstatutory Stock Options.

        2.  Definitions. As used herein, the following definitions shall apply:

              (a)  “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

              (b)  “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

              (c)  “Board” means the Board of Directors of the Company.

              (d)  “Cause” means (i) any act of personal dishonesty taken by the Optionee in connection with his responsibilities as a Service Provider and intended to result in substantial personal enrichment of the Optionee, (ii) the conviction of a felony, (iii) a willful act by the Optionee that constitutes gross misconduct and that is injurious to the Company, (iv) for a period of not less than thirty (30) days following delivery to the Optionee of a written demand for performance from the Company that describes the basis for the Company’s belief that the Optionee has not substantially performed his duties, continued violations by the Optionee of the Optionee’s obligations to the Company that are demonstrably willful and deliberate on the Optionee’s part or (v) as otherwise provided in the Option Agreement.

              (e)  “Change of Control” shall mean the occurrence of any of the following:

                     (i)  Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities entitled to vote generally in the election of directors;

                     (ii)  Any action or event occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);

                     (iii)  The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or entity that controls such surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, such surviving entity or the entity that controls such surviving entity outstanding immediately after such merger or consolidation; or

                     (iv)  The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets.

              (f)  “Code” means the Internal Revenue Code of 1986, as amended.

              (g)  “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

              (h)  “Common Stock” means the Common Stock of the Company.

              (i)  “Company” means Inktomi Corporation, a Delaware corporation.

              (j)  “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

              (k)  “Director” means a member of the Board.

              (l)  “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

              (m)  “Employee” means any person, excluding Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

              (n)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

              (o)  “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

                     (i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                     (ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                     (iii)  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

              (p)  “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

              (q)  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

              (r)  “Option” means a nonstatutory stock option granted pursuant to the Plan, that is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

              (s)  “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

              (t)  “Option Exchange Program” means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

              (u)  “Optioned Stock” means the Common Stock subject to an Option.

              (v)  “Optionee” means the holder of an outstanding Option granted under the Plan.

              (w)  “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

              (x)  “Plan” means this 1998 Nonstatutory Stock Option Plan.

              (y)  “Service Provider” means an Employee, excluding an Officer or Director.

              (z)  “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

                     (aa)  “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3.  Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 6,400,000 Shares, plus an annual increase to be added on January 1 (beginning January 1, 2001) of each year equal to the lesser of (i) the number of Shares needed to restore the maximum aggregate number of Shares which may be optioned and sold under the Plan to 6,400,000 Shares or (ii) a lesser amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

        If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).

        4.  Administration of the Plan.

              (a)  Administration. The Plan shall be administered by (i) the Board or (ii) a Committee, which committee shall be constituted to satisfy Applicable Laws.

              (b)  Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                     (i)  to determine the Fair Market Value of the Common Stock;

                     (ii)  to select the Service Providers to whom Options may be granted hereunder;

                     (iii)  to determine whether and to what extent Options are granted hereunder;

                     (iv)  to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

                     (v)  to approve forms of agreement for use under the Plan;

                     (vi)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                     (vii)  to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

                     (viii)  to institute an Option Exchange Program;

                     (ix)  to construe and interpret the terms of the Plan and awards granted pursuant to the Plan ;

                     (x)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

                     (xi)  to modify or amend each Option (subject to Section 14(b) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

                     (xii)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

                     (xiii)  to determine the terms and restrictions applicable to Options;

                     (xiv)  to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

                     (xv)  to make all other determinations deemed necessary or advisable for administering the Plan.

              (c)  Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

        5.  Eligibility. Options may be granted to Service Providers; provided, however, that notwithstanding anything to the contrary contained in the Plan, Options may not be granted to Officers and Directors.

        6.  Limitation. Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

        7.  Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years, unless sooner terminated under Section 14 of the Plan.

        8.  Term of Option. The term of each Option shall be stated in the Option Agreement

        9.  Option Exercise Price and Consideration.

              (a)  Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator.

              (b)  Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

              (c)  Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

                     (i)  cash;

                     (ii)  check;

                     (iii)  promissory note;

                     (iv)  other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                     (v)  consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

                     (vi)  a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

                     (vii)  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

                     (viii)  any combination of the foregoing methods of payment.

        10.  Exercise of Option.

              (a)  Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

              An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of t he Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

              Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

              (b)  Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Option Agreement, and only to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. Notwithstanding the foregoing, if the Company or any successor thereto terminates the Optionee’s employment without Cause within twelve months following a Change of Control, the Optionee’s Options and restricted stock acquired upon exercise of Options, shall become 100% vested and exercisable; provided, however, that no such acceleration shall occur in the event that it would preclude accounting for any business combination of the Company involving a Change of Control as a “pooling of interests.”

              (c)  Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

              (d)  Death of Optionee. If an Optionee dies while a Service Provider (a) solely with respect to any option grants awarded on or after September 12, 2000, the Option shall become one-hundred percent (100%)

vested and (b) the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. The Option may be exercised by the executor or the administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent and distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

              (e)  Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

        11.  Transferability of Stock Options. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate. Notwithstanding the above and solely with respect to option grants awarded on or after September 12, 2000, during his or her lifetime, an Optionee may transfer, including by means of sale, all or part of an Option to a member of the Optionee’s Immediate Family or to a trust, LLC or partnership for the benefit of any one or more members of such Optionee’s immediate family. “Immediate Family” as used herein means the spouse, lineal descendants, father, mother, brothers and sisters of the Optionee. In such case, the transferee shall receive and hold the Option subject to the provisions of this Section, and there shall be no further assignment or transfer of the Option. The terms of Options granted hereunder shall be binding upon the transferees, purchasers, executors, administrators, heirs, successors and assigns of the Optionee.

        12.  Adjustments Upon Changes in Capitalization, Dissolution or Change in Control.

              (a)  Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

              (b)  Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consum mation of such proposed action.

              (c)  Change in Control. Notwithstanding the foregoing, in the event of a Change in Control, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the

Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the Change in Control, the option or right confers the right to purchase or receive, for each Share of Optioned Stock, immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in connection with the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in connection with the Change in Control is not solely common stock of the su c cessor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in connection with the Change in Control.

              Notwithstanding any other provisions of the Plan or any Option Agreement or other related agreement, in the event that any payment or benefit received or to be received by the Optionee (whether pursuant to the terms of the Plan, any Option Agreement, other related agreement or other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any person affiliated with the Company or such person) (all such payments and benefits being hereinafter called “Total Payments”) would be subject (in whole or part), to any excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then, after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, arrangement or agreement, the payment or benefit received or to be received by the Optionee (whether pursuant to the terms of the Plan, any Option Agreement, or other related agreement) shall be reduced, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (A) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments) is greater than or equal to (B) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Optionee would be subject in respect of such unreduced Total Payments).

              Unless the Company and the Optionee otherwise agree in writing, any determination required under this Section shall be made in writing by the Company’s independent public accountants (the “Accountants”), whose determination shall be conclusive and binding upon the Optionee and the Company for all purposes. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Optionee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

        13.  Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

        14.  Amendment and Termination of the Plan.

              (a)  Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

              (b)  Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to options granted under the Plan prior to the date of such termination.

        15.  Conditions Upon Issuance of Shares.

              (a)  Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

              (b)  Investment Representations. As a condition to the exercise of an Option the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

        16.  Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        17.  Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

INKTOMI CORPORATION

1998 NONSTATUTORY STOCK OPTION PLAN

STOCK OPTION AGREEMENT

        This Stock Option Agreement (“Agreement”) is made and entered into as of the date of grant set forth below (the “Date of Grant”) by and between Inktomi Corporation, a Delaware corporation (the “Company”), and the participant named below (“Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 1998 Nonstatutory Stock Option Plan (the “Plan”).

Participant:
Social Security Number:
Address:
Total Option Shares:
Exercise Price Per Share:
Date of Grant:
First Vesting Date:
Expiration Date:
Type of Stock Option:	Nonstatutory Stock Option

        1.  Grant of Option. The Company hereby grants to Participant an option (the “Option”) to purchase the total number of shares of Common Stock of the Company set forth above (the “Shares”) at the Exercise Price Per Share set forth above (the “Exercise Price”), subject to all of the terms and conditions of this Agreement and the Plan. If designated as an Incentive Stock Option above, the Option is intended to qualify as an “incentive stock option” (“ISO”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

        2.  Exercise Period.

              2.1  Exercise Period of Option. This Option is exercisable immediately, in whole or in part, conditioned upon Participant entering into a Restricted Stock Purchase Agreement substantially in the form attached hereto as Exhibit B-1 (the “Restricted Stock Purchase Agreement”) with respect to any unvested Option Shares. The Shares subject to this Option shall vest and/or be released from the Company’s repurchase option, as set forth in the Restricted Stock Purchase Agreement, according to the following schedule:        , provided however that (a) Shares subject to this Option shall vest and/or be released from the Company’s repurchase option based on Participant’s continued employment with or services to the Company and (b) vested Shares shall not be subject to the Company’s repurchase option.

              2.2  Expiration. The Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date.

        3.  Termination.

              3.1  Termination for Any Reason Except Death or Disability. If Participant is Terminated for any reason, except death or Disability, the Option, to the extent (and only to the extent) that it would have been exercisable by Participant on the date of Termination, may be exercised by Participant no later than three (3) months after the date of Termination, but in any event no later than the Expiration Date.

              3.2  Termination Because of Death or Disability. If Participant is Terminated because of death or Disability of Participant, the Option, to the extent that it is exercisable by Participant on the date of Termination, may be exercised by Participant (or Participant’s legal representative) no later than twelve (12) months after the date of Termination, but in any event no later than the Expiration Date.

              3.3  No Obligation to Employ. Participant acknowledges and agrees that the vesting of Shares is earned only by continuing consultancy or employment at the will of the Company (not through the act of being hired, being granted this Option or acquiring Shares hereunder). Participant further acknowledges and agrees that nothing in the Plan or this Agreement (or any prior or future amendment thereto or restatement thereof) shall confer on Participant any right to continue in the employ of, or other relationship with, the Company or any Parent,

Subsidiary or Affiliate of the Company, or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

        4.  Manner of Exercise.

              4.1  Stock Option Exercise Agreement. To exercise this Option, Participant (or in the case of exercise after Participant’ s death, Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company (a) an executed stock option exercise agreement substantially in the form attached hereto as Exhibit A (the “Exercise Agreement”), and (b) if Participant is purchasing any unvested Shares, an executed Restricted Stock Purchase Agreement. If someone other than Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise the Option.

              4.2  Limitations on Exercise. The Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed from time to time. The Option may not be exercised as to fewer than 100 Shares unless it is exercised as to all Shares as to which the Option is then exercisable.

              4.3  Payment. The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased in cash (by check), or where permitted by law:

                     (a)  by cancellation of indebtedness of the Company to the Participant;

                     (b)  at the discretion of the Administrator, by surrender of shares of the Company’s Common Stock that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the open public market; and (3) are clear of all liens, claims, encumbrances or security interests;

                     (c)  at the discretion of the Administrator, by tender of a full recourse promissory note having such terms as may be approved by the Administrator and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code provided, however, Participants who are not employees of the Company shall not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares.

                     (d)  by waiver of compensation due or accrued to Participant for services rendered;

                     (e)  provided that a public market for the Company’s stock exists, (1) through a “ same day sale” commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company, or (2) through a “margin” commitment from Participant and an NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereb y the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or

                     (f)  by any combination of the foregoing.

              4.4  Tax Withholding. Prior to the issuance of the Shares upon exercise of the Option, Participant must pay or provide for any applicable federal or state withholding obligations of the Company. If the Administrator permits, Participant may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Participant by deducting the Shares retained from the Shares issuable upon exercise.

              4.5  Issuance of Shares. Provided that the Exercise Agreement, Restricted Stock Purchase Agreement (if applicable) and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Participant, Participant’s authorized assignee, or

Participant’s legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto (subject to the escrow provisions applicable to the Restricted Stock Purchase Agreement) .

        5.  Nontransferability of Option. The Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of Participant.

        6.  Tax Consequences. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

              6.1  Exercising the Option. The Optionee may incur regular federal income tax liability upon exercise of an NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

              6.2  Disposition of Shares. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

              6.3  Section 83(b) Election for Unvested Shares Purchased Pursuant to Nonqualified Stock Options. With respect to the exercise of a nonqualified stock option for unvested Shares, an election may be filed by the Participant with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within 30 days of the purchase of the Shares, electing pursuant to Section 83(b) of the Code (and similar state tax provisions if applicable) to be taxed currently on any difference between the purchase price of the Shares and their Fair Market Value on the date of purchase. This will result in a recognition of taxable income to the Participant on the date of exercise, measured by the excess, if any, of the Fair Market Value of the Shares, at the time the Option is exercised over the purchase price for the Shares. Absent such an election, taxable income will be measure d and recognized by the Participant at the time or times on which the Company’s repurchase option lapses. Participant is strongly encouraged to seek the advice of his or her own tax consultants in connection with the purchase of the Shares and the advisability of filing of the Election under Section 83(b) and similar tax provisions. A form of Election under Section 83(b) is attached hereto as Exhibit B-5 for reference.

        PARTICIPANT ACKNOWLEDGES THAT IT IS OPTIONEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON PARTICIPANT’S BEHALF.

        8.  Privilege of Stock Ownership. Participant shall not have any of the rights of a shareholder with respect to any Shares until Participant exercises the Option and pays the Exercise Price.

        9.  Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Administrator for review. The resolution of such a dispute by the Administrator shall be final and binding on the Company and Participant.

        10.  Entire Agreement. The Plan is incorporated herein by reference. This Agreement and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof. This Agreement may be modified, waived or amended only in writing signed by both parties hereto. This Agreement may only be amended, modified or waived in writing signed by both parties hereto.

        12.  Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by fax or telecopier.

        13.  Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

        14.  Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California, excluding that body of laws pertaining to conflict of laws. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

        15.  Acceptance. Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all the terms and conditions of the Plan and this Agreement. Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares and that Participant should consult a tax adviser prior to such exercise or disposition.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and Participant has executed this Agreement as of the Date of Grant.

INKTOMI CORPORATION		PARTICIPANT
By:	By:

(Signature)

Jerry Kennelly, CFO

(Please print name)		(Please print name)

(Please print title)

EXHIBIT A

INKTOMI CORPORATION

1998 NONSTATUTORY STOCK OPTION PLAN

STOCK OPTION EXERCISE AGREEMENT

        This Exercise Agreement is made and entered into as of ___________________, 19__ (the “Effective Date”) by and between Inktomi Corporation, a Delaware corporation (the “Company”), and the purchaser named below (the “Purchaser”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 1998 Nonstatutory Stock Option Plan (the “Plan”).

Participant:
Social Security Number:
Address:
Total Shares Exercised:
Exercise Price Per Share:
Total Purchase Price:

        1.  Exercise of Option.

              1.1  Exercise. Pursuant to exercise of that certain option (“Option”) granted to Purchaser under the Plan and subject to the terms and conditions of this Agreement, Purchaser hereby purchases from the Company, and the Company hereby sells to Purchaser, the total number of shares set forth above (“Shares”) of the Company’s Common Stock at a purchase price per share set forth above for a total purchase price set forth above (the “Purchase Price”). As used in this Agreement, the term “Shares” refers to the Shares purchased under this Exercise Agreement and includes all securities received (a) in replacement of the Shares, (b) as a result of stock dividends or stock splits with respect to the Shares, and (c) all securities received in replacement of the Shares in a merger, recapitalization, re organization or similar corporate transaction.

              1.2  Title to Shares. The exact spelling of the name(s) under which Purchaser will take title to the Shares is:                                                                                                                                                                                                                                                                                                      .

Purchaser desires to take title to the Shares as follows:

        [  ]  Individual, as separate property

        [  ]  Husband and wife, as community property

        [  ]  Joint Tenants

        [  ]  Alone or with spouse as trustee(s) of the following trust (including date):                                                                                                                                                                                                         .

        [  ]  Other; please specify:                                                                                                                           .

              1.3  Payment. Purchaser hereby delivers payment of the Purchase Price in the manner permitted in Purchaser’s Stock Option Agreement as follows (check and complete as appropriate):

        [  ]  in cash in the amount of $                                  receipt of which is acknowledged by the Company;

        [  ]  by cancellation of indebtedness of the Company to Purchaser in the amount of $                             ;

        [  ]  at the discretion of the Administrator, by delivery of fully-paid, nonassessable and vested shares of the Common Stock of the Company owned by Purchaser for at least six (6) months prior to the date hereof which have been paid for within the meaning of SEC Rule 144, if purchased by use of a promissory note, such note has been fully paid with respect to such vested shares), or obtained by Purchaser in the open public market, and owned

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free and clear of all liens, claims, encumbrances or security interests, valued at the current Fair Market Value of $                                    per share;

        [  ]  at the discretion of the Administrator, by tender of a Full Recourse Promissory Note in the principal amount of $                                 secured by a Pledge Agreement of even date herewith;

        [  ]  by the waiver hereby of compensation due or accrued for services rendered in the amount of $                                                    .

        2.  Delivery.

              2.1  Deliveries by Purchaser. Purchaser hereby delivers to the Company (a) this Exercise Agreement, and (b) a Restricted Stock Purchase Agreement (together with all required ancillary agreements and documents pursuant thereto) in the form of Exhibit B to Purchaser’s Stock Option Agreement (the “Restricted Stock Purchase Agreement”), if applicable.

              2.2  Deliveries by the Company. Upon its receipt of the Purchase Price and all the documents to be executed and delivered by Purchaser to the Company under Section 2.1, the Company will issue a duly executed stock certificate evidencing the Shares in the name of Purchaser, to be placed in escrow as provided under the Restricted Stock Purchase Agreement and/or payment in full to the Company of all sums due under a Note (both as applicable).

        3.  Representations and Warranties of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan, the Stock Option Agreement, this Exercise Agreement, the Restricted Stock Purchase Agreement and all documents required in connection with the Restricted Stock Purchase Agreement (all as applicable), and agrees to abide by all terms and conditions set forth in such agreements and documents

        4.  Rights as Shareholder. Subject to the terms and conditions of this Exercise Agreement and the Restricted Stock Purchase Agreement, Purchaser will have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that Purchaser delivers payment of the Purchase Price until such time as Purchaser disposes of the Shares or the Company and/or its assignee(s) exercises its Right of First Refusal and/or its repurchase right under the Restricted Stock Purchase Agreement (“Repurchase Right”). Upon an exercise of the Right of First Refusal and/or Repurchase Right, Purchaser will have no further rights as a holder of the Shares so purchased upon such exercise, except the right to receive payment for the Shares so purchased in accordance with the provisions of this Exercise Agreement and/or the Restricted Stock Purchase Agreement, and Purchaser will prompt ly surrender the stock certificate(s) evidencing the Shares so purchased to the Company for transfer or cancellation.

        5.  Tax Matters. Purchaser has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Purchaser understands that he (and not the Company) shall be responsible for his own tax liability that may arise as a result of Purchaser’s investment or the transactions contemplated by this Agreement.

        6.  Compliance with Laws and Regulations. The issuance and transfer of the Shares will be subject to and conditioned upon compliance by the Company and Purchaser with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

        7.  Successors and Assigns. The Company may assign any of its rights under this Agreement, including its rights to repurchase Shares under the Right of First Refusal. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon Purchaser and Purchaser’s heirs, executors, administrators, legal representatives, successors and assigns.

        8.  Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California, excluding that body of laws pertaining to conflict of laws. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such

2

provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

        9.  Notices. Any notice required to be given or delivered to the Company shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Purchaser shall be in writing and addressed to Purchaser at the address indicated above or to such other address as Purchaser may designate in writing from time to time to the Company. All notices shall be deemed effectively given upon personal delivery, three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested), one (1) business day after its deposit with any return receipt express courier (prepaid), or one (1) business day after transmission by fax or telecopier.

        10.  Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

        11.  Headings. The captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. All references herein to Sections will refer to Sections of this Agreement.

        12.  Entire Agreement. The Plan, the Stock Option Agreement, this Exercise Agreement, and the Restricted Stock Purchase Agreement, together with all exhibits to all such documents, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersede all prior understandings and agreements, whether oral or written, between the parties hereto with respect to the specific subject matter hereof. This Agreement may only be amended, modified or waived in writing signed by both parties hereto.

INKTOMI CORPORATION		PARTICIPANT
By:	By:

(Signature)

(Please print name and title)		(Please print name)

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EXHIBIT B-1

1998 NONSTATUTORY STOCK OPTION PLAN

RESTRICTED STOCK PURCHASE AGREEMENT

        THIS AGREEMENT is made between                                        (the “Purchaser”) and Inktomi Corporation (the “Company”) as of                                   , 199  .

Recitals

        A.  Pursuant to the exercise of the stock option granted to Purchaser under the Company’s 1998 Nonstatutory Stock Option Plan (the “Plan”) and pursuant to the Stock Option Agreement (the “Option Agreement”) by and between the Company and Purchaser with respect to such grant, which Option Agreement is hereby incorporated by reference, Purchaser has elected by executing an Exercise Agreement (the “Exercise Agreement ”) to purchase shares which have not become vested under the vesting schedule set forth in the Option Agreement (“Unvested Shares”). The Unvested Shares and the shares subject to the Option Agreement which have become vested are sometimes collectively referred to herein as the “Shares.”

        B.  As required by the Option Agreement, as a condition to Purchaser’s election to exercise the option, Purchaser must execute this Restricted Stock Purchase Agreement, which sets forth the rights and obligations of the parties with respect to Shares acquired upon exercise of the Option.

Agreement

        1.  Repurchase Option.

              (a)  Repurchase Option. If Purchaser’s employment or consulting relationship with the Company is terminated for any reason, including for cause, death, and disability, the Company shall have the right and option to purchase from Purchaser, or Purchaser’s personal representative, as the case may be, all or any portion of the Purchaser’s then Unvested Shares as of the date of such termination at the price paid by the Purchaser for such Shares (the “Repurchase Option”).

              (b)  Exercise. Upon the occurrence of a termination, the Company may exercise its Repurchase Option by delivering personally or by registered mail, to Purchaser (or his transferee or legal representative, as the case may be), within ninety (90) days of the termination, a notice in writing indicating the Company’s intention to exercise the Repurchase Option and setting forth a date for closing not later than thirty (30) days from the mailing of such notice. The closing shall take place at the Company’s office. At the closing, the holder of the certificates for the then Unvested Shares being transferred shall deliver the stock certificate or certificates evidencing the Unvested Shares, and the Company shall deliver the purchase price therefor.

              (c)  Termination. If the Company does not elect to exercise the Repurchase Option conferred above by giving the requisite notice within ninety (90) days following the termination, the Repurchase Option shall terminate.

        2.  Transferability of the Shares; Escrow.

              (a)  Transfer. Purchaser hereby authorizes and directs the secretary of the Company, or such other person designated by the Company, to transfer the Unvested Shares as to which the Repurchase Option has been exercised from Purchaser to the Company.

              (b)  Escrow. To insure the availability for delivery of Purchaser’s Unvested Shares upon repurchase by the Company pursuant to the Repurchase Option under Section 1, Purchaser hereby appoints the secretary, or any other person designated by the Company as escrow agent, as its attorney-in-fact to sell, assign and transfer unto the Company, such Unvested Shares, if any, repurchased by the Company pursuant to the Repurchase Option and shall, upon execution of this Agreement, deliver and deposit with the secretary of the Company, or such other person designated by the Company, the share certificates representing the initial Unvested Shares, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit B-2. The Unvested Shares and stock assignment shall be held by the secretary in escrow, pursuant to the Joint Escrow Instructions of the Company and Purch aser attached as Exhibit B-3 hereto, until the Company exercises its Repurchase Option as provided in

1

Section 1, until such Unvested Shares are vested, or until such time as this Agreement no longer is in effect. As a further condition to the Company’s obligations under this Agreement, the spouse of the Purchaser, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit B-4. Upon vesting of the initial Unvested Shares, the escrow agent shall promptly deliver to the Purchaser (upon request) the certificate or certificates representing such Shares in the escrow agent’s possession belonging to the Purchaser, and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates as escrow agent if so required pursuant to other restrictions imposed pursuant to this Agreement.

              (c)  No Liability. The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

              (d)  Restrictions on Transfer. Transfer or sale of the Shares is subject to restrictions on transfer imposed by any applicable state and federal securities laws. Any transferee shall hold such Shares subject to all the provisions hereof and the Exercise Notice executed by the Purchaser with respect to any Unvested Shares purchased by Purchaser and shall acknowledge the same by signing a copy of this Agreement.

        3.  Ownership, Voting Rights, Duties. This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of Purchaser, except as specifically provided herein.

        4.  Legends. The share certificate evidencing the Shares shall be endorsed with the following legend (in addition to any other required legends):

        THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

        5.  Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agreement.

        6.  Notices. Notices required hereunder shall be given in person or by registered mail to the address of Purchaser shown on the records of the Company, and to the Company at its principal executive offices.

        7.  Survival of Terms. This Agreement shall apply to and bind Purchaser and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

        8.  Section 83(b) Elections.

              (a)  Election for Unvested Shares Purchased Pursuant to Nonqualified Stock Options. Purchaser hereby acknowledges that he or she has been informed that, with respect to the exercise of a nonqualified stock option for Unvested Shares, that unless an election is filed by the Purchaser with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within 30 days of the purchase of the Shares, electing pursuant to Section 83(b) of the Code (and similar state tax provisions if applicable) to be taxed currently on any difference between the purchase price of the Shares and their Fair Market Value on the date of purchase, there will be a recognition of taxable income to the Purchaser, measured by the excess, if any, of the fair market value of the Shares, at the time the Company’s Repurchase Option lapses over the purchase price for the Shares. Purcha ser represents that Purchaser has consulted any tax consultant(s) Purchaser deems advisable in connection with the purchase of the Shares or the filing of the Election under Section 83(b) and similar tax provisions. A form of Election under Section 83(b) is attached hereto as Exhibit B-5 for reference.

        PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON PURCHASER’S BEHALF.

        9.  Tax Matters. Purchaser has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser is

2

relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Purchaser understands that he (and not the Company) shall be responsible for his own tax liability that may arise as a result of Purchaser’s investment or the transactions contemplated by this Agreement.

        10.  Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

        11.  Headings. The captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. All references herein to Sections will refer to Sections of this Agreement.

        12.  Entire Agreement. The Plan, the Stock Option Agreement, the Exercise Agreement, and this Restricted Stock Purchase Agreement, together with all exhibits to all such documents, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between the parties hereto with respect to the specific subject matter hereof. This Agreement may only be amended, modified or waived in writing signed by both parties hereto.

        13.  Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California, excluding that body of laws pertaining to conflict of laws. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

        14.  Interpretations. Any dispute regarding the interpretation of this Agreement shall be submitted by Purchaser or the Company to the Administrator (as defined in the Plan) for review. The resolution of such a dispute by the Administrator shall be final and binding on the Company and Participant.

        IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.

INKTOMI CORPORATION		PURCHASER
By:	By:

(Signature)

(Please print name and title)		(Please print name)

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EXHIBIT B-2

ASSIGNMENT SEPARATE FROM CERTIFICATE

        FOR VALUE RECEIVED I,                                                       , hereby sell, assign and transfer unto                      (                            ) shares of the Common Stock of Inktomi Corporation standing in my name of the books of said corporation represented by Certificate No.             herewith and do hereby irrevocably constitute and appoint                                                                                                        to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

        This Stock Assignment may be used only in accordance with the Restricted Stock Purchase Agreement between Inktomi Corporation and the undersigned dated                   , 19            .

Dated: , 19
Signature:

INSTRUCTIONS:    Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its Repurchase Option as set forth in the Agreement, without requiring additional signatures on the part of the Purchaser.

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EXHIBIT B-3

JOINT ESCROW INSTRUCTIONS

                          , 19

Corporate Secretary
Inktomi Corporation
1900 South Norfolk Street, Suite 310
San Mateo, CA 94403

Dear                             :

        As Escrow Agent for both Inktomi Corporation (the “Company”), and the undersigned purchaser of stock of the Company (the “Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement (“Agreement”) between the Company and the undersigned, in accordance with the following instructions:

        1.  In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the “Company”) exercises the Company’s repurchase option set forth in the Agreement, the Company shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

        2.  At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (by cash, a check, or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company’s repurchase option.

        3.  Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a shareholder of the Company while the stock is held by you.

        4.  Upon written request of the Purchaser, but no more than once per calendar year, unless the Company’s repurchase option has been exercised, you will deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Company’s repurchase option. Within 120 days after cessation of Purchaser’s continuous employment by or services to the Company, or any parent or subsidiary of the Company, you will deliver to Purchaser a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company’s repurchase option.

        5.  If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

        6.  Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

        7.  You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while

1

acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

        8.  You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

        9.  You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

        10.  You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

        11.  You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

        12.  Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

        13.  If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

        14.  It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

        15.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten days’ advance written notice to each of the other parties hereto.

COMPANY:	Inktomi Corporation
1900 South Norfolk Street, Suite 310
San Mateo, CA 94403
Attention: Secretary

PURCHASER:

ESCROW AGENT:	Corporate Secretary
Inktomi Corporation
1900 South Norfolk Street, Suite 310
San Mateo, CA 94403

        16.  By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

        17.  This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

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        18.  These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

INKTOMI CORPORATION	PURCHASER
By:

(Signature)

(Please print name)	(Please print name)

(Please print title)

ESCROW AGENT
By:

(Signature)

(Please print name)

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EXHIBIT B-4

CONSENT OF SPOUSE

        I,                                          , spouse of                              , have read and approve the foregoing Stock Option Agreement, Stock Option Exercise Agreement, Restricted Stock Purchase Agreement and Escrow Agreement (collectively the “Agreements”). In consideration of granting of the right to my spouse to purchase shares of Inktomi Corporation, as set forth in the Agreements, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreements and agree to be bound by the provisions of the Agreements ins ofar as I may have any rights in said Agreements or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreements.

Dated: , 19

(Signature)

(Please print name)

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EXHIBIT B-5

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

        The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

        1.  The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME:	TAXPAYER:	SPOUSE:
ADDRESS:
IDENTIFICATION NO.:	TAXPAYER:	SPOUSE:
TAXABLE YEAR:

        2.  The property with respect to which the election is made is described as follows:                      shares (the “Shares”) of the Common Stock of Inktomi Corporation (the “Company”).

        3.  The date on which the property was transferred is:                                        , 19     .

        4.  The property is subject to the following restrictions:

        The Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

        5.  The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $                                                   .

        6.  The amount (if any) paid for such property is: $                                                              .

        The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

        The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: , 19

Taxpayer

        The undersigned spouse of taxpayer joins in this election.

Dated: , 19

Spouse of Taxpayer

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